UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2010

BIOMET, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Indiana	001-15601	35-1418342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 East Bell Drive

Warsaw, Indiana 46582

(Address of Principal Executive Offices, Including Zip Code)

(574) 267-6639

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 13, 2010, the Company issued a press release with respect to results for the fourth fiscal quarter of fiscal 2010 and for fiscal year 2010. The press release attached hereto as Exhibit 99.1 is incorporated by reference herein.

The earnings release attached as Exhibit 99.1 includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP. Management exercises judgment in determining which types of charges or other items should be excluded from non-GAAP measures. Management uses this non-GAAP information internally to evaluate the performance of the core operations, establish operational goals and forecasts that are used in allocating resources and to evaluate the Company’s performance period over period. Additionally, Biomet’s management is evaluated on the basis of some of these non-GAAP financial measures when determining achievement of their incentive compensation performance targets. The Company believes that its disclosure of these non-GAAP financial measures provides investors greater transparency to the information used by Biomet management for its financial and operational decision-making and enables investors to better understand the Company’s period-to-period operating performance.

The non-GAAP financial measures included in the press release consist of net sales excluding the impact of foreign currency (constant currency), net sales excluding dental sales, operating income as adjusted, net income as adjusted, free cash flow, unlevered free cash flow, net debt, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA (as defined by our bank agreement, the method to calculate this is likely to be different from methods used by other companies), gross profit as adjusted, selling, general and administrative expense as adjusted, and research and development expense as adjusted. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included elsewhere in the press release.

The term “as adjusted,” a non-GAAP financial measure, refers to financial performance measures that exclude certain income statement line items, such as interest, taxes, depreciation or amortization and/or exclude certain expenses as defined by our bank agreement, such as restructuring charges, non-cash impairment charges, integration and facilities opening costs or other business optimization expenses, new systems design and implementation costs, certain start-up costs and costs related to consolidation of facilities, certain non-cash charges, advisory fees paid to the private equity owners, certain severance charges, purchase accounting costs, stock-based compensation and payments, payments to distributors that are not in the ordinary course of business, litigation costs, and other related charges.

The following is an explanation of each of the items, as permitted by our bank agreement that management excluded from one or more of the non-GAAP financial measures used in this press release and the reasons for excluding each of these items:

Impact of Foreign Currency. The Company excludes the foreign currency impact on net sales information compared to prior year results primarily because it is not reflective of the ongoing operating results and is not used by management in evaluation of net sales performance. The Company further believes this information is useful to investors in that it provides period over period comparability. The impact of foreign currency exchange rates is calculated by translating actual current period net sales at the prior year exchange rate. These results are used to determine year-over-year percentage increase or decrease that excludes the impact of changes in foreign currency exchange rates.

Purchase Accounting Depreciation and Amortization. Depreciation and amortization related to the Merger are excluded in non-GAAP measures as they are not reflective of the Company’s ongoing operational performance or liquidity. The Company further believes the exclusion of this information in the applicable non-GAAP financial measure is useful to investors in that it provides period over period comparability.

Goodwill and Intangible Asset Impairment Charge. During fiscal 2009, the Company recorded a $551.1 million goodwill and definite and indefinite-lived intangible asset impairment charge associated with the dental reconstructive business unit. The Company excludes this from non-GAAP measures because it is not reflective of the Company’s ongoing operational performance or liquidity. The Company further believes the exclusion of this information in the applicable non-GAAP financial measure is useful to investors in that it provides period over period comparability.

Share-Based Payment. Stock-based compensation expense is excluded from non-GAAP measures primarily because it is a non-cash expense. The Company further believes that excluding this item is useful to investors in that it facilitates comparisons to competitors’ operating results.

Distributor Agreements. Payments to distributors that are not in the ordinary course of business are excluded in non-GAAP measures as they are not reflective of the Company’s ongoing operational performance. The Company further believes the exclusion of this information in the applicable non-GAAP financial measure is useful to investors in that it provides period over period comparability.

Litigation Settlements and Reserves and Other Legal Fees. The Company excludes litigation related expenses from non-GAAP measures that are not reflective of the Company’s ongoing operational performance. The Company further believes this information is useful to investors in that it provides period over period comparability.

Operational Restructuring and Consulting Expenses Related to Operational Improvement Initiatives. Restructuring charges relate principally to employee severance and facility consolidation costs resulting from the closure of facilities and other workforce reductions attributable to our efforts to reduce costs. Operational restructuring charges also include abnormal manufacturing variances related to temporary redundant overhead costs within the Company’s plant network as the Company continues to rationalize and move production to its larger operating locations in order to increase manufacturing efficiency. The Company excludes these costs from non-GAAP measures primarily because they are not reflective of the ongoing operating results and they are not used by management to assess ongoing operational performance. The Company further believes the exclusion of this information in the applicable non-GAAP financial measure is useful to investors in that it provides period over period comparability.

Spine and Trauma Product Rationalization. This product rationalization charge is part of a 12-18 month program to streamline the supply chain of this business by discontinuing 15% of the products sold by this division. All of these products were replaced by other product offerings. The Company excludes this charge from non-GAAP measures primarily because it is not reflective of the ongoing operating results and they are not used by management to assess ongoing operational performance. The Company further believes the exclusion of this information in the applicable non-GAAP financial measure is useful to investors in that it provides period over period comparability.

Sponsor Fee. Upon completion of the Merger, the Company entered into a management services agreement with certain affiliates of the Sponsors, pursuant to which such affiliates of the Sponsors or their successors assigns, affiliates, officers, employees, and/or representatives and third parties (collectively, the “Managers”) provide management, advisory, and consulting services to the Company. Pursuant to such agreement, the Managers received a transaction fee equal to 1% of total enterprise value of the Transactions for the services rendered by such entities related to the Transactions upon entering into the agreement, and the Sponsors receive an annual monitoring fee equal to 1% of the Company’s annual Adjusted EBITDA (as defined in our bank agreement) as compensation for the services rendered and reimbursement for out-of-pocket expenses incurred by the Managers in connection with the agreement and the Transactions. The Company excludes these costs from non-GAAP measures primarily because they are not reflective of the ongoing operating results and they are not used by management to assess ongoing operational performance. The Company further believes the exclusion of this information in the applicable non-GAAP financial measure is useful to investors in that it provides period over period comparability.

Greece Bad Debt Expense. This charge related to the proposal the Greece government announced on June 15, 2010 to settle their outstanding debts from 2007 through 2009 primarily by issuing zero-coupon bonds. The Company excludes this charge from non-GAAP measures primarily because it is not reflective of the ongoing operating results and they are not used by management to assess ongoing operational performance. The Company further believes the exclusion of this information in the applicable non-GAAP financial measure is useful to investors in that it provides period over period comparability.

Other. Other relates primarily to costs incurred shortly after the Merger that management considers not in the ordinary course of business. The Company excludes these costs from non-GAAP measures primarily because they are not reflective of the ongoing operating results, are excluded from adjusted EBITDA as defined by our bank agreement, and they are not used by management to assess ongoing operational performance. The Company further believes the exclusion of this information in the applicable non-GAAP financial measure is useful to investors in that it provides period over period comparability.

The following is an explanation of each of the other items that management excluded from one or more of the non-GAAP financial measures used in this press release and the reasons for excluding each of these items:

Impact of Dental. Unfavorable conditions in the economy have had an adverse effect on the Company’s dental business during fiscal 2010 and fiscal 2009 principally due to the elective nature of dental implant procedures, which are typically not reimbursed by private insurance plans or governmental agencies. Net dental sales are excluding from reconstructive net sales and total net sales to provide management and investors better insight into the performance of the core reconstructive business.

Tax Effect on Special and Purchase Accounting Items. This amount is used to present the impact of the above non-GAAP adjustments on net income, as adjusted.

Net Debt. Net debt is the sum of the Company’s total debt less cash and cash equivalents and short-term investments. The Company believes net debt provides a useful measure of the Company’s liquidity and overall debt position.

The Company is furnishing the information contained in this report, including the Exhibit, pursuant to Item 2.02 of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”). This information shall not be deemed to be “filed” with the SEC or incorporated by reference into any other filing with the SEC.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Document

99.1	Press Release issued July 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2010

BIOMET, INC.

/s/ Bradley J. Tandy
By:	Bradley J. Tandy
Its:	Senior Vice President, General Counsel and Secretary